Exhibit 99.1

NUVERRA ANNOUNCES THIRD-QUARTER AND YEAR-TO-DATE 2016 RESULTS
SCOTTSDALE, AZ (November 7, 2016) - Nuverra Environmental Solutions, Inc. (OTCQB: NESC) (“Nuverra” or the “Company”) today announced financial and operating results for the third quarter and nine months ended September 30, 2016.
SUMMARY OF QUARTERLY RESULTS

•
Third quarter revenue was $35.4 million, an increase of approximately 4.3%, or $1.4 million, when compared with revenue of $34.0 million in the second quarter of 2016, and a 53.7% decrease, or $41.1 million, when compared with revenue of $76.5 million in the third quarter of 2015.

•
Total costs and expenses, adjusted for special items, were $47.5 million, or a 2.8% decrease when compared with $48.9 million in the second quarter of 2016; 45.3% reduction in total costs and expenses, adjusted for special items, when compared with the third quarter of 2015.

•
Loss from continuing operations for the third quarter was $38.4 million, or a loss of $0.30 per diluted share, compared with a loss from continuing operations of $40.6 million, or a loss of $0.60 per diluted share, in the second quarter of 2016.

•
Adjusted EBITDA from continuing operations for the third quarter was $3.4 million, an increase of $3.1 million compared with adjusted EBITDA from continuing operations of $0.3 million in the second quarter of 2016.

•	Total liquidity as of September 30, 2016 was $8.9 million.

THIRD QUARTER 2016 RESULTS
Third quarter revenue was $35.4 million, an increase of $1.4 million, or 4.3%, from $34.0 million in the second quarter of 2016. Revenue increased sequentially across all three operating divisions based upon a mix of pricing and activity improvement as rig counts began to rebound from second quarter lows. In the third quarter of 2015, the Company reported revenue of $76.5 million.
The Company continued to reduce costs and expenses in the third quarter as a result of proactive cost-management initiatives in response to the prolonged depression in oil and natural gas prices and corresponding impact on our business operations. Total costs and expenses, adjusted for special items, were $47.5 million, a 2.8% decrease compared with total costs and expenses, adjusted for special items, of $48.9 million in the second quarter of 2016. The Company reported total costs and expenses, adjusted for special items, of $87.0 million in the third quarter of 2015.
On a year-over-year comparison with the third quarter of 2015, the $39.5 million reduction in total costs and expenses, adjusted for special items, included:

•	Approximately $18.8 million in lower payroll and related expenses, reflecting a 43.0% year-over-year reduction in headcount;

•	Approximately $3.5 million in lower fuel expense;

•	Approximately $3.9 million, or 44.7%, in lower general and administrative expenses;

•	Approximately $1.7 million in lower depreciation and amortization expenses; with,

•	The balance of $11.6 million related to reductions in all other direct operating expenses.

For the third quarter of 2016, the Company reported a net loss from continuing operations of $38.4 million, or a loss of $0.30 per diluted share. Special items in the third quarter totaled approximately $12.1 million and primarily included $7.8 million for asset impairment charges, partially offset by a $1.6 million gain on the change in fair value of the derivative warrant liability. Additionally, special items included the loss on the sale of underutilized assets, non-recurring legal and professional fees, and stock-based compensation expense. Excluding the impact of these special items, third quarter loss from continuing operations was $26.3 million, or a loss of $0.20 per diluted share. This compares with a loss from continuing operations, adjusted for special items, of $29.4 million, or a loss of $0.43 per diluted share in the second quarter of 2016. The Company reported a loss from continuing operations, adjusted for special items, of $22.5 million, or a loss of $0.81 per diluted share, in the third quarter of 2015.

Adjusted EBITDA from continuing operations for the third quarter was $3.4 million, an increase of $3.1 million compared with adjusted EBITDA of $0.3 million in the second quarter of 2016. Third quarter adjusted EBITDA margin from continuing operations was 9.7%, compared with an adjusted EBITDA margin of 0.9% in the second quarter of 2016. The Company reported adjusted EBITDA from continuing operations of $6.3 million and an adjusted EBITDA margin of 8.2% in the third quarter of 2015.
YEAR-TO-DATE RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 ("YTD")
YTD revenue was $116.4 million, a decrease of $171.7 million, or 59.6%, from $288.1 million for the same period in 2015. The decrease was attributable to lower overall drilling and completion activities coupled with continued pricing pressures in all divisions.
YTD net loss from continuing operations was $106.3 million, or a loss of $1.41 per diluted share, compared with a loss of $160.8 million, or a loss of $5.82 per diluted share, for the same period in 2015. Excluding special items, YTD adjusted loss from continuing operations was $82.1 million, or a loss of $1.09 per diluted share, compared with adjusted loss from continuing operations of $52.3 million, or a loss of $1.89 per diluted share in 2015. The $24.2 million in YTD special items primarily included $10.3 million in legal and professional fees associated with the Company’s exchange offer and related debt restructuring activities, $10.5 million for asset impairment charges, partially offset by a $1.7 million gain on the sale of Underground Solutions, Inc., and a $2.6 million gain on the change in fair value of the derivative warrant liability. Additionally, special items included the loss on the sale of underutilized assets, severance-related charges, stock-based compensation expense, and the write off of a portion of the unamortized deferred financing costs associated with an amendment to the asset-based revolving credit facility (the “ABL Facility”).
YTD adjusted EBITDA from continuing operations was $5.3 million, a decrease of 85.8% when compared with the same period in 2015. Adjusted EBITDA margin for the 2016 YTD period was 4.6%, compared with 12.9% in the same period of 2015.
CASH FLOW AND LIQUIDITY
Net cash used in operating activities from continuing operations during nine months ended September 30, 2016 was $19.3 million, while asset sales net of capital expenditures from continuing operations provided proceeds of $7.3 million. For the nine months ended September 30, 2016, free cash flow was negative at $12.0 million, compared with positive free cash flow of $51.4 million in the same period in 2015.
Total liquidity as of September 30, 2016, consisting almost entirely of available borrowings under the ABL Credit Facility, was $8.9 million.
As of September 30, 2016, total debt outstanding was $469.9 million, including $40.4 million of 2018 Notes, $346.0 million of 2021 Notes, $25.5 million under a term loan, $43.9 million under the ABL Facility, and $14.1 million in capital leases and notes payable. The Company made cumulative payments, net of proceeds received, during the nine months ended September 30, 2016 of $57.9 million to reduce total debt outstanding under the ABL Facility.
About Nuverra
Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.
Forward-Looking Statements
This press release contains "forward-looking" statements, including, without limitation, those that involve risks and uncertainties, including statements regarding (i) the expected timing and benefits of any future restructuring transactions and alternatives to improve our long-term capital structure and (ii) the expected timing for completing the refinancing of our asset-based revolving credit facility. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target,” or similar expressions, and variations or negatives of these words. There can be no assurance that all or any portion of any future restructuring transactions will be consummated on the terms summarized herein or at all, and any such restructuring transactions may not permit us to meet scheduled debt service obligations, which would cause us to default on our debt obligations. In the event we cannot meet our scheduled debt service obligations or otherwise default on our debt obligations, we may need to seek relief under the United States Bankruptcy Code. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's views as of the filing date. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise.
Source: Nuverra Environmental Solutions, Inc.
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Non-rental revenue	$32,143	$71,000	$107,538	$263,540
Rental revenue	3,298	5,528	8,856	24,527
Total revenue	35,441	76,528	116,394	288,067
Costs and expenses:
Direct operating expenses	32,122	62,482	101,022	222,055
General and administrative expenses	6,323	8,705	27,979	31,102
Depreciation and amortization	15,019	16,687	46,070	52,465
Impairment of long-lived assets	7,788	—	10,452	—
Impairment of goodwill	—	104,721	—	104,721
Other, net	—	2	—	1,114
Total costs and expenses	61,252	192,597	185,523	411,457
Operating loss	(25,811)	(116,069)	(69,129)	(123,390)
Interest expense, net	(14,656)	(12,097)	(40,674)	(37,137)
Other income, net	2,095	22	5,024	743
Loss on extinguishment of debt	—	—	(674)	(1,011)
Loss from continuing operations before income taxes	(38,372)	(128,144)	(105,453)	(160,795)
Income tax (expense) benefit	(24)	31	(852)	40
Loss from continuing operations	(38,396)	(128,113)	(106,305)	(160,755)
Gain (loss) from discontinued operations, net of income taxes	—	350	(1,235)	(818)
Net loss attributable to common shareholders	$(38,396)	$(127,763)	$(107,540)	$(161,573)

Net loss per common share attributable to common shareholders:
Basic and diluted loss from continuing operations	$(0.30)	$(4.61)	$(1.41)	$(5.82)
Basic and diluted income (loss) from discontinued operations	—	0.01	(0.02)	(0.03)
Net loss per basic and diluted common share	$(0.30)	$(4.60)	$(1.43)	$(5.85)

Weighted average shares outstanding used in computing net loss per basic and diluted common share	129,669	27,807	75,291	27,634

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2016	2015
Assets		(Note 1)
Cash and cash equivalents	$587	$39,309
Restricted cash	1,087	4,250
Accounts receivable, net	22,188	42,188
Inventories	2,580	2,985
Prepaid expenses and other receivables	3,468	3,377
Other current assets	958	2,372
Assets held for sale	582	—
Total current assets	31,450	94,481
Property, plant and equipment, net	340,797	406,188
Equity investments	573	3,750
Intangibles, net	14,905	16,867
Other assets	573	1,333
Total assets	$388,298	$522,619
Liabilities and Shareholders' Deficit
Accounts payable	$4,206	$6,907
Accrued liabilities	18,281	29,843
Current contingent consideration	—	8,628
Current portion of long-term debt	51,315	499,709
Derivative warrant liability	4,426	—
Total current liabilities	78,228	545,087
Deferred income taxes	340	270
Long-term debt	405,461	11,758
Long-term contingent consideration	8,500	—
Other long-term liabilities	3,738	3,775
Total liabilities	496,267	560,890
Commitments and contingencies
Shareholders' deficit:
Common stock	152	30
Additional paid-in capital	1,407,650	1,369,921
Treasury stock	(19,809)	(19,800)
Accumulated deficit	(1,495,962)	(1,388,422)
Total shareholders' deficit	(107,969)	(38,271)
Total liabilities and shareholders' deficit	$388,298	$522,619

Note 1: The condensed consolidated balance sheet at December 31, 2015 has been derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(107,540)	$(161,573)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Income from discontinued operations, net of income taxes	—	(906)
Loss on the sale of TFI	1,235	1,724
Depreciation and amortization of intangible assets	46,070	52,465
Amortization of debt issuance costs, net	4,329	3,638
Accrued interest added to debt principal	20,240	—
Stock-based compensation	908	1,858
Impairment of long-lived assets	10,452	—
Impairment of goodwill	—	104,721
Gain on sale of UGSI	(1,747)	—
Loss (gain) on disposal of property, plant and equipment	3,298	(1,198)
Bad debt expense	(516)	(695)
Change in fair value of derivative warrant liability	(2,574)	—
Loss on extinguishment of debt	674	1,011
Deferred income taxes	70	21
Other, net	5	364
Changes in operating assets and liabilities:
Accounts receivable	20,516	58,985
Prepaid expenses and other receivables	(227)	(1,294)
Accounts payable and accrued liabilities	(14,379)	(4,805)
Other assets and liabilities, net	(136)	1,342
Net cash (used in) provided by operating activities from continuing operations	(19,322)	55,658
Net cash used in operating activities from discontinued operations	—	(708)
Net cash (used in) provided by operating activities	(19,322)	54,950
Cash flows from investing activities:
Proceeds from the sale of TFI	—	78,897
Proceeds from the sale of property, plant and equipment	9,954	12,339
Purchases of property, plant and equipment	(2,613)	(16,564)
Proceeds from the sale of UGSI	5,032	—
Change in restricted cash	3,163	(4,250)
Net cash provided by investing activities from continuing operations	15,536	70,422
Net cash used in investing activities from discontinued operations	—	(181)
Net cash provided by investing activities	15,536	70,241
Cash flows from financing activities:
Proceeds from revolving credit facility	118,533	—
Payments on revolving credit facility	(176,428)	(81,647)
Proceeds from term loan	24,000	—
Payments for deferred financing costs	(1,084)	—
Issuance of stock	5,000	—
Payments on vehicle financing and other financing activities	(4,957)	(9,468)
Net cash used in financing activities from continuing operations	(34,936)	(91,115)
Net cash used in financing activities from discontinued operations	—	(105)
Net cash used in financing activities	(34,936)	(91,220)
Net (decrease) increase in cash and cash equivalents	(38,722)	33,971
Cash and cash equivalents - beginning of period	39,309	15,416
Cash and cash equivalents - end of period	587	49,387
Less: cash and cash equivalents of discontinued operations - end of period	—	—
Cash and cash equivalents of continuing operations - end of period	$587	$49,387

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company's liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA from Continuing Operations and Total Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Loss from continuing operations	$(38,396)	$(128,113)	$(106,305)	$(160,755)
Depreciation and amortization	15,019	16,687	46,070	52,465
Interest expense, net	14,656	12,097	40,674	37,137
Income tax expense (benefit)	24	(31)	852	(40)
EBITDA	(8,697)	(99,360)	(18,709)	(71,193)
Adjustments:
Transaction-related costs, including earnout adjustments, net	—	(13)	(117)	(145)
Stock-based compensation	252	342	908	1,858
Change in fair value of derivative warrant liability	(1,551)	—	(2,574)	—
Legal and environmental costs, net	3,387	134	13,504	538
Impairment of long-lived assets	7,788	—	10,452	—
Impairment of goodwill	—	104,721	—	104,721
Restructuring, exit and other costs	(266)	326	(379)	1,661
Loss on extinguishment of debt	—	—	674	1,011
Gain on sale of UGSI	(53)	—	(1,747)	—
Loss (gain) on disposal of assets	2,566	114	3,293	(1,198)
Adjusted EBITDA from continuing operations	3,426	6,264	5,305	37,253
Adjusted EBITDA from discontinued operations	—	—	—	1,197
Total Adjusted EBITDA	$3,426	$6,264	$5,305	$38,450

Reconciliation of Loss from Discontinued Operations to EBITDA from Discontinued Operations and Adjusted EBITDA from Discontinued Operations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Loss from discontinued operations	$—	$350	$(1,235)	$(818)
Income tax expense	—	—	—	265
EBITDA from discontinued operations	—	350	(1,235)	(553)
Adjustments:
Transaction-related costs	—	—	—	26
Loss on sale of TFI	—	(350)	1,235	1,724
Adjusted EBITDA from discontinued operations	$—	$—	$—	$1,197

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended September 30, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$19,166	$7,877	$8,398	$—	$35,441
Direct operating expenses	13,890	9,311	8,921	—	32,122
General and administrative expenses	1,211	346	455	4,311	6,323
Depreciation and amortization	7,554	3,281	4,121	63	15,019
Operating loss	(3,489)	(10,733)	(7,215)	(4,374)	(25,811)
Operating margin %	(18.2)%	(136.3)%	(85.9)%	NA	(72.8)%
Loss from continuing operations before income taxes	(3,618)	(10,384)	(7,265)	(17,105)	(38,372)

Loss from continuing operations	(3,618)	(10,384)	(7,311)	(17,083)	(38,396)
Depreciation and amortization	7,554	3,281	4,121	63	15,019
Interest expense, net	150	118	53	14,335	14,656
Income tax expense (benefit)	—	—	46	(22)	24
EBITDA	$4,086	$(6,985)	$(3,091)	$(2,707)	$(8,697)

Adjustments, net	(206)	7,094	4,746	489	12,123
Adjusted EBITDA from continuing operations	$3,880	$109	$1,655	$(2,218)	$3,426
Adjusted EBITDA margin %	20.2%	1.4%	19.7%	NA	9.7%

Three months ended September 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$41,325	$19,825	$15,378	$—	$76,528
Direct operating expenses	30,938	16,414	15,130	—	62,482
General and administrative expenses	1,823	791	703	5,388	8,705
Depreciation and amortization	8,553	4,041	3,985	108	16,687
Operating loss	(104,710)	(1,421)	(4,441)	(5,497)	(116,069)
Operating margin %	(253.4)%	(7.2)%	(28.9)%	NA	(151.7)%
Loss from continuing operations before income taxes	(104,811)	(1,569)	(4,474)	(17,290)	(128,144)

Loss from continuing operations	(104,811)	(1,563)	(4,470)	(17,269)	(128,113)
Depreciation and amortization	8,553	4,041	3,985	108	16,687
Interest expense, net	110	146	48	11,793	12,097
Income tax benefit	—	(6)	(4)	(21)	(31)
EBITDA	$(96,148)	$2,618	$(441)	$(5,389)	$(99,360)

Adjustments, net	104,590	(12)	1,181	(135)	105,624
Adjusted EBITDA from continuing operations	$8,442	$2,606	$740	$(5,524)	$6,264
Adjusted EBITDA margin %	20.4%	13.1%	4.8%	NA	8.2%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Nine months ended September 30, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$63,023	$28,342	$25,029	$—	$116,394
Direct operating expenses	49,680	29,005	22,337	—	101,022
General and administrative expenses	4,758	1,875	2,348	18,998	27,979
Depreciation and amortization	23,425	10,590	11,854	201	46,070
Operating loss	(14,840)	(21,153)	(13,937)	(19,199)	(69,129)
Operating margin %	(23.5)%	(74.6)%	(55.7)%	NA	(59.4)%
Loss from continuing operations before income taxes	(15,088)	(20,984)	(14,016)	(55,365)	(105,453)

Loss from continuing operations	(15,088)	(20,984)	(14,062)	(56,171)	(106,305)
Depreciation and amortization	23,425	10,590	11,854	201	46,070
Interest expense, net	354	368	139	39,813	40,674
Income tax expense	—	—	46	806	852
EBITDA	$8,691	$(10,026)	$(2,023)	$(15,351)	$(18,709)

Adjustments, net	2,508	8,820	4,548	8,138	24,014
Adjusted EBITDA from continuing operations	$11,199	$(1,206)	$2,525	$(7,213)	$5,305
Adjusted EBITDA margin %	17.8%	(4.3)%	10.1%	NA	4.6%

Nine months ended September 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$158,336	$74,549	$55,182	$—	$288,067
Direct operating expenses	115,470	59,906	46,679	—	222,055
General and administrative expenses	5,201	3,716	4,000	18,185	31,102
Depreciation and amortization	26,091	12,028	13,828	518	52,465
Operating loss	(93,147)	(1,224)	(9,923)	(19,096)	(123,390)
Operating margin %	(58.8)%	(1.6)%	(18.0)%	NA	(42.8)%
Loss from continuing operations before income taxes	(92,909)	(1,756)	(10,037)	(56,093)	(160,795)

Loss from continuing operations	(92,909)	(1,756)	(10,037)	(56,053)	(160,755)
Depreciation and amortization	26,091	12,028	13,828	518	52,465
Interest expense, net	363	646	142	35,986	37,137
Income tax benefit	—	—	—	(40)	(40)
EBITDA	$(66,455)	$10,918	$3,933	$(19,589)	$(71,193)

Adjustments, net	104,015	134	1,050	3,247	108,446
Adjusted EBITDA from continuing operations	$37,560	$11,052	$4,983	$(16,342)	$37,253
Adjusted EBITDA margin %	23.7%	14.8%	9.0%	NA	12.9%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended September 30, 2016
	As Reported	Special Items		As Adjusted
Revenue	$35,441	$—		$35,441
Direct operating expenses	32,122	(4,394)	[A]	27,728
General and administrative expenses	6,323	(1,545)	[B]	4,778
Total costs and expenses	61,252	(13,727)	[C]	47,525
Operating loss	(25,811)	13,727	[C]	(12,084)
Loss from continuing operations	(38,396)	12,131	[D]	(26,265)

Basic and diluted loss from continuing operations	$(0.30)			$(0.20)

Loss from continuing operations	$(38,396)			$(26,265)
Depreciation and amortization	15,019			15,019
Interest expense, net	14,656			14,656
Income tax expense	24			16
EBITDA and Adjusted EBITDA from continuing operations	$(8,697)			$3,426

Description of 2016 Special Items:
[A]	Special items primarily includes the loss on sale of underutilized assets, offset by severance and environmental clean-up charges.
[B]	Primarily attributable to stock-based compensation, non-routine legal and professional fees offset by a settlement for the Rocky Mountain division.
[C]
Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $2.1 million for assets classified as assets-held-for-sale in the Southern division and $5.7 million for assets determined to be impaired in the Northeast division.

[D]
Primarily includes the aforementioned adjustments along with a gain of $1.6 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended September 30, 2016 was 0.06% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended September 30, 2015
	As Reported	Special Items		As Adjusted
Revenue	$76,528	$—		$76,528
Direct operating expenses	62,482	(846)	[E]	61,636
General and administrative expenses	8,705	(68)	[F]	8,637
Total costs and expenses	192,597	(105,637)	[G]	86,960
Operating loss	(116,069)	105,637	[G]	(10,432)
Loss from continuing operations	(128,113)	105,624	[H]	(22,489)

Basic and diluted loss from continuing operations	$(4.61)			$(0.81)

Loss from continuing operations	$(128,113)			$(22,489)
Depreciation and amortization	16,687			16,687
Interest expense, net	12,097			12,097
Income tax benefit	(31)			(31)
EBITDA and Adjusted EBITDA from continuing operations	$(99,360)			$6,264

Description of 2015 Special Items:
[E]	Special items include a gain on sale related to the disposal of certain transportation related assets.
[F]	Primarily attributable to stock-based compensation, non-routine litigation expenses, and a gain related to the sale of assets.
[G]	Primarily includes the aforementioned adjustments, and approximately $104.7 million associated with a goodwill impairment charge recorded for the Rocky Mountain division.
[H]
Primarily includes the aforementioned adjustments. Additionally, our effective tax rate for the three months ended September 30, 2015 was near zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Nine months ended September 30, 2016
	As Reported	Special Items		As Adjusted
Revenue	$116,394	$—		$116,394
Direct operating expenses	101,022	(5,633)	[A]	95,389
General and administrative expenses	27,979	(11,704)	[B]	16,275
Total costs and expenses	185,523	(27,789)	[C]	157,734
Operating loss	(69,129)	27,789	[C]	(41,340)
Loss from continuing operations	(106,305)	24,208	[D]	(82,097)

Basic and diluted loss from continuing operations	$(1.41)			$(1.09)

Loss from continuing operations	$(106,305)			$(82,097)
Depreciation and amortization	46,070			46,070
Interest expense, net	40,674			40,674
Income tax expense	852			658
EBITDA and Adjusted EBITDA from continuing operations	$(18,709)			$5,305

Description of 2016 Special Items:
[A]	Special items primarily includes the loss on sale of underutilized assets, offset by severance and environmental clean-up charges.
[B]	Primarily attributable to stock-based compensation and non-routine legal and professional fees incurred in connection with the execution of management's plan to restructure our indebtedness.
[C]
Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $4.8 million for assets classified as assets-held-for-sale in the Northeast and Southern divisions and $5.7 million for assets determined to be impaired in the Northeast division.

[D]
Primarily includes the aforementioned adjustments along with a charge of $0.7 million in connection with the write-off of a portion of the unamortized deferred financing costs as a result of amendments to the ABL Facility, a gain of $2.6 million associated with the change in fair value of the derivative warrant liability, and a gain on the sale of Underground Solutions, Inc. of $1.7 million. Additionally, our effective tax rate for the nine months ended September 30, 2016 was 0.8% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Nine months ended September 30, 2015
	As Reported	Special Items		As Adjusted
Revenue	$288,067	$—		$288,067
Direct operating expenses	222,055	469	[E]	222,524
General and administrative expenses	31,102	(2,214)	[F]	28,888
Total costs and expenses	411,457	(107,580)	[G]	303,877
Operating loss	(123,390)	107,580	[G]	(15,810)
Loss from continuing operations	(160,755)	108,446	[H]	(52,309)

Basic and diluted loss from continuing operations	$(5.82)			$(1.89)

Loss from continuing operations	$(160,755)			$(52,309)
Depreciation and amortization	52,465			52,465
Interest expense, net	37,137			37,137
Income tax benefit	(40)			(40)
EBITDA and Adjusted EBITDA from continuing operations	$(71,193)			$37,253

Description of 2015 Special Items:
[E]	Special items include a gain on sale related to the disposal of certain transportation related assets.
[F]	Primarily attributable to stock-based compensation, non-routine litigation expenses, certain refinancing costs associated with our ABL Facility and a gain related to the sale of assets.
[G]
Primarily includes the aforementioned adjustments, along with a charge of approximately $1.1 million associated our restructuring initiative and other exit related costs from certain shale basins, and approximately $104.7 million associated with a goodwill impairment charge recorded for the Rocky Mountain division.

[H]
Primarily includes the aforementioned adjustments, along with a charge of $1.0 million in connection with the write-off of a portion of the unamortized deferred financing costs as a result of an amendment to our ABL Facility, and a net reduction related to a prior acquisition earnout reserve of $0.1 million. Additionally, our effective tax rate for the nine months ended September 30, 2015 was near zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow from Continuing Operations

	Nine Months Ended
	September 30,
	2016	2015
Net cash (used in) provided by operating activities from continuing operations	$(19,322)	$55,658
Less: net cash capital expenditures [1]	7,341	(4,225)
Free Cash Flow	$(11,981)	$51,433

[1]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment